Exhibit 23(c)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 900,000 common shares of beneficial interest of LaSalle Hotel Properties of our report dated May 6, 2004 with respect to the financial statements of LNR Alexandria Limited Partnership, included in the Form 8-K/A of LaSalle Hotel Properties dated June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee

May 16, 2005